POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
Know all by these presents, that the undersigned hereby constitutes and appoints each of Stephen H. Gamble and Robert A. Earnest, signing singly, his true and l awful attorney-in-fact:
(1) execute for and on behalf of the undersigned Forms 3, 4 and in accordance wi th Section 16(a) of the Securities Exchange Act of 1934 and the rules there unde r;
(2) do perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange C ommission and any other authority; and
(3) take any other action of any type whatsoever in connection with the foregoin g which, in the opinion of such attorney-in-fact, may be of benefit to, in the b est interest of, or legally required by, the undersigned, it being understood th at the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
The undersigned hereby grants to each such attorney-in-fact full power and autho rity to do and perform all and every act and thing whatsoever requisite, necessa ry and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, h ereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power o f attorney and the rights and powers herein granted. The undersigned acknowledge s that the foregoing attorney-in-fact, in serving in such capacity at the reques t of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in effect until superseded or revoked in wri ting.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be exec uted as of this 9 day of May, 2011.
Michael D. Nelson
Signature